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                                                                    Exhibit 3.2


                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                                SAP NEWCO, INC.

     SAP NEWCO, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST:  the Corporation has not received any payment of any of its stock.

SECOND: The amendment to the Corporation's Certificate of Incorporation set forth in the following resolution is approved by the Incorporator and was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware:

     "Resolved, that the Certificate of Incorporation of the corporation be amended by striking Article
     FIRST in its entirety and replacing therefor:
     "FIRST:  The name of the corporation is NexUS
     Healthcare Information Corporation."

                                   SAP NEWCO, INC.



                                   By: /s/ David A. Webster
                                      ----------------------
                                      David A. Webster,
                                      Incorporator